UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arazu Incorporated

(Exact name of registrant as specified in its charter)

Florida	3714	464994535
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)

Arazu Incorporated

The Office

23 Barton Road,

Market Bosworth, Warwickshire, England CV13 0LQ

U.K. Telephone 01455-290363

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Incorp Services, Inc.

17888 67th Court

North Loxahatchee, Florida 33470

(Address, including zip code, and telephone number,

including area code, of agent for service)

All Communications to:

Brenda Hamilton, Esquire

Hamilton & Associates Law Group, P.A.

101 Plaza Real Suite 202 N

Boca Raton, Florida 33432

Telephone No. (561) 416-8956

Facsimile No.: (561) 416-2855

http://www.securitieslawyer101.com

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of shares of common stock to be registered(1)	(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Common Stock, par value $0.0001 per share	4,460,000		$.25	$1,115,000	$143.61

(1)	Represents 4,460,000 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.

(2)

In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	Until such time as our common shares are quoted on the OTC Bulletin Board, our shareholders will sell their shares at the price of $.25 per share.

(4)	Calculated under Section 6(b) of the Securities Act of 1933 as $.00012880 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED __, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Arazu Incorporated

4,460,000 Common Shares

Selling shareholders are offering up to 4,460,000 shares of common stock.  The selling shareholders will offer their shares at $.25 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or on any listed exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2014.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

     Page

Summary Information 5

Risk Factors 7

Use Of Proceeds 20

Determination Of Offering Price 20

Dilution 20

Selling Shareholders 21

Plan Of Distribution 25

Description of Securities 26

Interest Of Named Experts 28

Directors, Executive Officers, Promoters, And Control Persons 29

Security Ownership Of Certain Beneficial Owners And Management 30

Disclosure Of Commission Position On Indemnification For Securities Liabilities 32

Description Of Business 32

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations 39

Certain Relationships And Related Transactions 43

Market For Common Equity And Related Stockholder Matters 44

Executive Compensation 46

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure 48

Financial Statements F-1

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Company Organization

Arazu Incorporated (“us”, “we” or “our”) is a Florida corporation formed on March 3, 2014, by our sole officer and director, Paul Clewlow to market, and distribute motorcycle parts in the U.S. for ExactRep Limited, a designer and creator of aftermarket motorcycle parts located in the United Kingdom. We sell ExactRep parts and accessories designed to make aesthetic modifications for motorcycle enthusiasts seeking to customize their bikes.

Our principal executive office is located at 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ. Our telephone number is +44 01455-290363. Our corporate website is located at www.arazuinc.com and is not part of this prospectus.

Business

Our operations to date have been: (i) founding the company; (ii) developing our business plan; (iii) identifying our portfolio of motorcycle related aftermarket products; (iv) entering into an agreement with ExactRep Limited to become the exclusive distributor of their parts in the U.S.; and (v) creating the U.S. branding campaign for the ExactRep products we will sell.

From our inception on March 3, 2014, until April 30, 2014 we have had limited operating activities. Since March 3, 2014, (inception) through April 30, 2014, and from March 3, 2014 (inception) to September 2, 2014, we had revenues of $15,000 and $45,000 respectively. From inception to April 30, 2014, we have a net loss of $44,177.

From inception until April 30, 2014, and from March 3, 2014 (inception) to September 2, 2014, we raised an aggregate of $10,000 and $57,500, respectively, from the sale of our common stock. We used the proceeds of the offering for working capital.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

● the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

● the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

● the date on which such issuer has, during the previous three (3)-year period, issued more than $1,000,000,000 in non-convertible debt; or

● the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of the date of this prospectus, we had 20,370,000 shares of common stock outstanding.

Selling shareholders are offering up to 4,460,000 shares of common stock. The selling shareholders will offer their shares at $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $40,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

The tables and information below are derived from our audited financial statements for the period from March 3, 2014 (Inception) to April 30, 2014. Our working capital as of April 30, 2014 was a deficit of $27,873 As of September 2, 2014, we had cash on hand of approximately $4,127.

Inception (March 3, 2014) through April 30, 2014 Audited
Financial Summary

Cash	$50

Total Assets	$15,050

Total Liabilities	$42,923

Total Stockholders’ Equity (Deficit)	$(27,873)

Inception (March 3, 2014), through April 30, 2014 Audited
Statement of Operations

Revenue	$15,000

Total Expenses	$59,177

Net Losses for the Period	$(44,177)

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Risks Related to Our Financial Condition

There is substantial doubt about our ability to continue as a going concern as a result of our limited operating history and financial resources, and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We had a net losses and net cash used in operations of $44,177 and $9,950, respectively from our inception on March 3, 2014 through April 30, 2014. As a result, our independent registered public accounting firm has included an explanatory paragraph in their audit opinion that we may be unable to continue as a going concern. Our limited operating history and financial resources raises substantial doubt about our ability to continue as a going concern and our financial statements contain a going concern qualification. Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We are a recently formed company with little or no historical performance for you to base an investment decision upon, and we may never become profitable.

We were recently formed on March 3, 2014. From our inception through April 30, 2014, and from our inception through September 2, 2014, we had revenues of $15,000 and $45,000. Accordingly, we have limited historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage company, and whether we will ever become profitable.

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

We were recently formed on March 3, 2014. From our inception through April 30, 2014, and from our inception through September 2, 2014, we had revenues of $15,000 and $45,000, respectively. These revenues were derived from our license agreement with ExactRep whereby we are paid $15,000 monthly to develop its branding campaign. After September 3, 2014, we will no longer receive these sums and as such will be dependent upon products sales for our revenues.  To date, we have no revenues from the sale of our products. Because we have no revenues from product sales and lack historical financial data, including revenue data, our future revenues are unpredictable. Our operating expenses are presently approximately $4,000 per month or $48,000. This amount does not include $10,000 per month which we owe to our sole officer and director which accrues until February 28, 2017 and an aggregate of $10,000 per month which we owe to two consultants, which accrues until September 30, 2014. After this registration statement is declared effective our operating expenses will be approximately $9,000 per month or $108,000, not including accrued salaries and amounts due to our two consultants. We will require $9,000 per month or $348,000 over the next twelve months to meet our existing operational costs, which consist of rent, advertising, salaries and other general, administrative expenses and to comply with the costs of being an SEC reporting company.

As of September 2, 2014, we had cash on hand of approximately $4,127 for our operational needs. We do not have cash on hand to meet our monthly operating expenses. Assuming the amounts due to our sole officer and director and two consultants continues to accrue we will have cash for our operating needs for approximately one month. Until we generate material operating revenues, we require additional debt or equity funding to continue our operations. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. We do not have any plans or specific agreements for new sources of funding and we have no agreements for financing in place.

Expenses required to operate as a public company will reduce funds available to implement our business plan and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $60,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Risks Related to Our Business

We have not generated revenue from the sale of our products and our future revenues are dependent upon our agreement with ExactRep Limited.

We have no revenues from the sale of our products. Our sole source of revenues is from our agreement with ExactRep Limited which allows us to distribute their products in the U.S. Under the agreement, ExactRep is required to pay us $15,000 per month for six (6) months to develop the branding campaign for its products in the U.S.  We will not be paid any sums for this campaign after September 3, 2014 and unless we generate product sales, we will not have revenues. We have no alternative sources of revenue. There is no assurance that we will generate revenues from the sale of our products in the future. Should we fail to generate revenues from the sale of our products, our financial condition will be negatively impacted and you will likely lose your entire investment.

We are dependent upon ExactRep to supply all of the products we sell and any increase in the component prices it pays could increase our products costs and negatively affect our operations.

All of our products are supplied by ExactRep Limited. ExactRep contracts with its suppliers on a non-exclusive basis, our operations may be interrupted or otherwise adversely affected by delays in the supply of parts or components to ExactRep. Even if parts and components are available from alternative sources, ExactRep may face increased costs and delays in connection with the replacement of an existing supplier with one or more alternative suppliers which could cause delays and cost increases for our products. These factors could have a material adverse effect on our business, prospects, and results of operations or financial condition.

We are dependent upon ExactRep to fulfill the orders for the products we sell.

ExactRep will fulfill all product orders from our website and we will be dependent on them to manage their inventory, process orders, and deliver products to our customers in a timely manner.

Because ExactRep fulfills the orders from our customers, we have limited control over how and when orders are fulfilled. We also have limited control over the products that ExactRep keeps in stock.  ExactRep may not accurately forecast the products that will be in high demand or they may allocate popular products to other resellers, resulting in the unavailability of certain products for delivery to our customers. Any inability to offer a broad array of products at competitive prices and any failure to deliver those products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers.

We will rely on third-party delivery services to deliver our products to our customers on a timely and consistent basis, and any deterioration in our relationship with any one of these third parties or increases in the fees that they charge could harm our reputation and adversely affect our business and financial condition.

We will rely on third parties for the shipment and delivery of our products and we cannot be sure that we will have relationships with these third parties on terms that are favorable to us, or at all. Shipping costs may increase over time, which could harm our business, prospects, financial condition and results of operations by increasing our costs of doing business and resulting in reduced gross margins. In addition, if our relationships with these third parties are terminated or impaired, or if these third parties are unable to deliver products for us, whether due to labor shortage, slow down or stoppage, deteriorating financial or business condition, responses to terrorist attacks or for any other reason, we would be required to locate alternative carriers for the shipment of products to our customers. Changing carriers could have a negative effect on our business and operating results due to package tracking and delays in order processing and product delivery. We could be unable to engage alternative carriers on a timely basis, upon terms favorable to us, or at all.

Purchasers of aftermarket motorcycle parts may not choose to shop online, which would prevent us from generating revenues.

The online market for aftermarket motorcycle parts is less developed than the online market for many other business and consumer products, and currently represents only a small part of the industry. Our success will depend in part on our ability to attract new customers and to convert customers who have historically purchased aftermarket motorcycle parts through traditional retail and wholesale operations. Furthermore, we may have to incur significantly higher and more sustained advertising and marketing expenditures or may need to price our products more competitively than we currently anticipate in order to attract additional online consumers and convert them into purchasing customers.

Specific factors that could prevent prospective customers from purchasing from us include:

•

concerns about buying motorcycle parts without face-to-face interaction with sales personnel;

•

the inability to physically handle, examine and compare products;

•

delivery time associated with Internet orders;

•

concerns about the security of online transactions and the privacy of personal information;

•

delayed shipments or shipments of incorrect or damaged products;

•

increased shipping costs; and

•

the inconvenience associated with returning or exchanging items purchased online

If the online market for motorcycle aftermarket parts and accessories does not gain widespread acceptance, our business and financial results will likely fail.

If we fail to offer a broad selection of products at competitive prices to meet our customers’ demands, we may not be profitable.

In order to successfully market and distribute our products, we must successfully offer, on a continuous basis, a broad selection of motorcycle aftermarket parts that meet the needs of our customers. Our products are used by consumers for a variety of purposes, including performance, improved aesthetics and functionality. In addition, to be successful, our product offerings must be broad, competitively priced, well-made, innovative and attractive to a wide range of consumers. We cannot predict with certainty that we will be successful in offering products that meet all of these requirements. Should our target market not be as responsive to our products we will be unable to generate sufficient revenues to become profitable.

While many new products are regularly introduced, only a relatively small number of aftermarket motorcycle parts companies account for a significant portion of net revenue in our industry. Our products may not be desired for purchase by consumers, or competitors such as motorcycle manufacturers may develop products that imitate or compete with our products, and take our targeted revenue stream away from us or reduce our ability generate revenue. Aftermarket motorcycle parts sold by our competitors may take a larger share of our target market than we anticipate which could prevent us from generating meaningful revenue or cause our revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, we may never generate meaningful revenues and you could lose your entire investment.

We may not be able to compete effectively against other companies selling aftermarket motorcycle products.

We compete with both online and offline retailers who offer aftermarket motorcycle parts.

Our Competitors include the following:

•

national motorcycle parts retailers such as Advance Auto Parts, AutoZone, Napa Auto Parts, and Pep Boys;

•

large online marketplaces such as Amazon.com and sellers on eBay.com;

•

other online retailers and aftermarket motorcycle add on parts websites;

•

local independent retailers or niche motorcycle aftermarket parts retailers; and

•

wholesale aftermarket motorcycle parts distributors.

We believe the principal competitive factors in our market are helping customers easily find their aftermarket motorcycle parts, maintaining an appealing product catalog that maps individual aftermarket parts to the relevant motorcycle brand, broad product selection and availability, price, knowledgeable customer service, and order fulfillment and delivery. Most of our competitors will be larger, have stronger brand recognition or may have access to greater financial, technical, and marketing resources or have been operating longer than we have.

If we are unable to manage the challenges associated with our operations in both the United Kingdom and the United States, our results of operations will suffer.

We maintain business operations in the United States and the United Kingdom. Our U.K. operations include product fulfillment, internet marketing, and customer support services. Our products will be delivered from the U.K. to our customers in the U.S. We are subject to a number of risks and challenges that specifically relate to our operations being conducted in both the U.K. and U.S.. We may not be successful if we are unable to meet and overcome these challenges, which could prevent us from generating revenues from our products and limit the growth of our business.

These risks and challenges include:

•

the amount and timing of operating costs and capital expenditures relating to implementing our plan of operations and infrastructure;

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difficulties and costs of staffing and managing foreign operations;

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restrictions imposed by local labor practices and laws on our business and operations;

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exposure to different business practices and legal standards;

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unexpected changes in regulatory requirements;

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the imposition of government controls and restrictions;

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political, social, and economic instability and the risk of war, terrorist activities, or other international incidents;

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the failure of telecommunications and connectivity infrastructure;

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natural disasters and public health emergencies;

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potentially adverse tax consequences;

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the failure of local laws to provide a sufficient degree of protection against infringement of our intellectual property; and

•

fluctuations in foreign currency exchange rates and relative weakness in the U.S. Dollar.

If commodity prices such as fuel, plastic, and steel continue to increase, we may not be profitable.

Our third party delivery services may increase fuel surcharges from time to time, and such increases negatively impact our margins, if we are unable to pass all of these costs directly to consumers. Increasing prices in the component materials for the parts we sell may impact the availability, the quality and the price of our products, as suppliers search for alternatives to existing materials and as they increase the prices they charge. We cannot ensure that we can recover all the increased costs through price increases, and ExactRep may not continue to provide the consistent quality of product to our customers as they may substitute lower cost materials to maintain pricing levels, all of which may have a negative impact on our business and results of operations.

Volatility in the prices of raw materials and energy prices and our ability to pass along increased costs to our customers could adversely affect results of our operations.

The prices of raw materials critical to our business and performance, such as steel, are based on global supply and demand conditions. Certain raw materials used by our suppliers, including polyurethane foam, vinyl, plastics, steel, polyester fiber, bicomponent fiber, and machined fiber are only available from a limited number of suppliers, and it may be difficult for ExactRep to find alternative suppliers at the same or similar costs this may affect our costs on products we sell and we may therefore not be profitable. The impact of any volatility in the prices of energy or the raw materials on which we rely, including the reduction in demand for certain products caused by such price volatility, could result in a loss of revenue and profitability and adversely affect our operations.

Some of our business may be cyclical. A downturn or weakness in overall economic activity can have a material negative impact on sales.

Historically, sales of products that Arazu distributes have been subject to cyclical variations caused by changes in general economic conditions. During recessionary periods, such as the recent global economic recession, we may be adversely affected by reduced demand for our products. In addition, the strength of the economy generally may affect the rates of expansion.

Our product design and technology are not protected by intellectual property rights.

The design and technical features of the ExactRep motorcycle parts and products that we sell are not protected by any patent, trademark, or other intellectual property rights. The component parts are manufactured by third parties and include components that are not unique to our products. As a result, the design and technical features of our products are vulnerable to being copied or imitated by competitors. Our competitors may have or develop equivalent or superior manufacturing and design skills, and may develop an enhancement that will be patentable or otherwise protected from duplication by others. These events could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Increasing costs of doing business in many countries in which we operate may adversely affect our business and financial results.

Increasing costs such as labor and overhead costs in the countries in which we operate may erode our profit margins and compromise price competitiveness. Our profitability also depends on our ability to manage and contain other operating expenses such as the cost of utilities, freight, and packaging expenses. In the event we are unable to manage any increase in its labor and other operating expenses in an environment where revenue does not increase proportionately, our financial results would be adversely affected.

We have no intellectual property rights to use the ExactRep name and there can be no assurance that third parties will not assert intellectual property infringement claims against us, which could have a material adverse effect on our business, financial condition, and operating results.

Our products are marketed under the ExactRep brand for which we have no trade name protection.  Even if we are successful in establishing trade name awareness of the ExactRep name in the U.S., we could be forced to stop the use of the name if we infringe upon the intellectual property rights of others. There can be no assurance that third parties will not assert intellectual property infringement claims against us. These developments could prevent us from offering or supplying products under the ExactRep brand. These claims could also result in litigation or threatened litigation against us related to alleged or actual infringement of third-party rights. If an infringement claim is asserted or litigation is pursued, we may be required to obtain a license of rights, pay royalties on a retrospective or prospective basis, or terminate marketing of our products that are alleged to have infringed. Litigation with respect to such matters could result in substantial costs and diversion of our management and other resources and could have a material adverse effect on our business, financial condition, and operating results.

Our international scope will require it to obtain financing in various jurisdictions.

We will operate in the United States and other foreign countries, which creates financing challenges. These challenges include navigating local legal and regulatory requirements associated with obtaining debt or equity financing in the respective foreign jurisdictions in which we operate. In the event that we are not able to obtain financing on satisfactory terms in any of these jurisdictions, it could significantly impair its ability to run its foreign operations on a cost effective basis or to grow such operations. Failure to manage such challenges may adversely affect our business and results of operations.

International sales and operations are subject to applicable laws relating to trade, export controls, and foreign corrupt practices, the violation of which could adversely affect operations.

We will comply with all applicable international trade, customs, export controls, and economic sanctions laws and regulations of the United States and other countries. We are also subject to the Foreign Corrupt Practices Act and other anti-bribery laws that generally bar bribes or unreasonable gifts to foreign governments or officials. Changes in trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in modifications to compliance programs. Violation of these laws or regulations could result in sanctions or fines and could have a material adverse effect on our financial condition, results of operations and cash flows.

We may in the future be subject to intellectual property rights disputes, which could reduce our ability to compete effectively and harm our business and results of operations.

Other companies may own, develop or acquire intellectual property rights that could prevent, limit or interfere with our ability to provide our products and services. One or more of these companies, which could include our competitors, could make claims against us alleging infringement of their intellectual property rights. Any intellectual property claims, with or without merit, could be time-consuming and expensive to litigate or settle and could significantly divert management resources and attention from our business.

If we were unable to successfully defend against claims against us alleging infringement of intellectual property rights, we may be required to pay monetary damages, stop using the technology, pay a license fee to use the technology, or develop alternative non-infringing technology. If we have to obtain a license for the infringing technology, it may not be available on reasonable terms, if at all. Developing alternative non-infringing technology could require significant effort and expense. If we cannot license or develop alternative technology for the infringing aspects of our business, we may be forced to limit our product and service offerings. Any of these results could reduce our ability to compete effectively and harm our business and results of operations.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of business, we will collect and store sensitive data, including proprietary business information and that of our customers, suppliers, and business partners, as well as personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite security measures, our information technology and infrastructure may be vulnerable to malicious attacks or breached due to employee error, malfeasance or other disruptions, including as a result of rollouts of new systems. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings and/or regulatory penalties, disrupt our operations, damage its reputation, and/or cause a loss of confidence in its products and services, which could adversely affect our  business.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital and could cause you to lose our investment.

The motorcycle parts and products we sell may contain defects.

Our products may have unanticipated defects. Product defects may necessitate a recall of a particular part or product. Any unanticipated defects in our products or recalls could be costly to us and may have a material adverse effect on the ExactRep brand and our business, prospects, results of operations, and financial condition.

We may be subject to significant product liability claims.

We are exposed to possible claims for personal injury from the use of our motorcycle parts products. Although no claims of this kind have been made against ExactRep or its distributors to date, such claims may arise in the future. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, prospects, results of operations, or financial condition.

The purchase of many of our products is discretionary, and may be particularly affected by adverse trends in the general economy; therefore challenging economic conditions may make it difficult for us to generate revenue.

Our business is affected by general economic conditions since our products are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, the level of consumers' disposable income, business conditions, interest rates, consumer debt levels and availability of credit. There can be no assurance that consumer spending on the products we sell, will not be adversely affected by changes in general economic conditions.

We will rely on bandwidth and data center providers and other third parties to provide products to our customers, and any failure or interruption in the services provided by these third parties could disrupt our business and cause us to lose customers.

We will rely on third-party vendors, including data center and bandwidth providers for our retail websites. Any disruption in the network access or co-location services, which are the services that house and provide Internet access to our servers, provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little control over these third-party vendors, which increases our vulnerability to problems with the services they provide. We also license technology and related databases from third parties to facilitate elements of our e-commerce platform. We have experienced and expect to continue to experience interruptions and delays in service and availability for these elements. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies could negatively impact our relationship with our customers and adversely affect our business.

We will depend on search engines and other online sources to attract visitors to our websites, and if we are unable to attract these visitors and convert those into customers in a cost-effective manner, our business and results of operations will be harmed.

Our success depends on our ability to attract online consumers to our websites and convert them into customers in a cost-effective manner. We are significantly dependent upon search engines, shopping comparison sites, and other online sources for our website traffic. We are included in search results as a result of both paid search listings, where we purchase specific search terms that will result in the inclusion of our listing, and algorithmic searches that depend upon the searchable content on our sites. Algorithmic listings cannot be purchased and instead are determined and displayed solely by a set of formulas utilized by the search engine. Search engines, shopping comparison sites and other online sources revise their algorithms from time to time in an attempt to optimize their search results. If one or more of the search engines, shopping comparison sites, or other online sources on which we rely for website traffic were to modify its general methodology for how it displays or selects our websites, it could result in fewer consumers clicking through to our websites, and our financial results could be adversely affected. We operate a multiple website platform that generally allows us to provide multiple search results for a particular algorithmic search. If the search engines were to limit our display results to a single result or entirely eliminate our results from the algorithmic search, our website traffic would significantly decrease and our business would be materially harmed. If any free search engine or shopping comparison site on which we rely begins charging fees for listing or placement, or if one or more of the search engines, shopping comparison sites, and other online sources on which we rely for purchased listings, modifies, or terminates its relationship with us, our expenses could rise, we could lose customers, and traffic to our websites could decrease. In addition, our success in attracting visitors who convert to customers will depend in part upon our ability to identify and purchase relevant search terms, provide relevant content on our sites, and effectively target our other marketing programs such as e-mail campaigns and affiliate programs. If we are unable to attract visitors to our websites and convert them to customers in a cost-effective manner, then our sales may decline and our business and financial results may be harmed.

We will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, upon effectiveness of this registration statement which does not require a company to file all the same reports and information as a fully reporting company.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than 300 shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten percent (10%) shareholders are not required to file beneficial ownership reports about their holdings of our common shares; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

Risks Related To Our Management

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

We have only one officer and director, Paul Clewlow. In order to grow and implement our business plan, we would need to add managerial talent in sales to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Should we lose the services of Paul Clewlow, our founder, sole officer and director, our financial condition will be negatively impacted.

Our future depends on the continued contributions of Paul Clewlow, our founder, sole officer and director who would be difficult to replace. The services of Mr. Clewlow are critical to the management of our business and operations. We do not maintain key man life insurance on Mr. Clewlow. Should we lose the services of Mr. Clewlow and be unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Because Paul Clewlow, our sole officer and director has conflicts of interest arising from his relationship with ExactRep, our sole source of revenues which may not be resolved in our favor.

Our sole source of revenue is from our agreement with ExactRep, a company that employs the accounting services of our sole officer and director Paul Clewlow. Accordingly, the personal interests of Mr. Clewlow and P Clewlow & Co may come into conflict with our interests and those of our minority stockholders. We, as well as P Clewlow & Co, may present Mr. Clewlow with business opportunities, which are simultaneously desired. Additionally, we may compete for technical resources, personnel, and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

Paul Clewlow, our sole officer and director devotes a limited amount of time to our business which could cause our business to fail.

Paul Clewlow devotes only 110 hours each month on our business. We have no other officers or directors and no other employees.  Presently and in the future our management may spend limited time on our business. The limited amount of time our management devotes to our business activities in the future may be inadequate to implement our plan of operations and develop a profitable business.

You may have difficulty in enforcing any judgment against Paul Clewlow, our sole officer, and director, as he is a resident of the United Kingdom and not of the U.S., and is located outside the U.S..

Paul Clewlow, our sole officer and director is a resident of the United Kingdom and not of the U.S., and is located outside the U.S. As a result, it could be difficult for investors to effect service of process of Mr. Clewlow in the U.S., or to enforce a judgment against Mr. Clewlow obtained in the U.S.

We will incur additional costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matter and our management has no experience in such matters.

Paul Clewlow, our sole officer and director is responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to Mr. Clewlow and at times will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our sole officer and director, Paul Clewlow. Because our sole director is not independent, there is a potential conflict between his and/or our interests and our shareholders’ interests since Mr. Clewlow will participate in discussions concerning management compensation and audit issues that may affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five (5) years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three (3) year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30 before that time, in which case we would no longer be an emerging growth company as of the following April 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Common Stock

Our sole officer and director has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we had 20,370,000 shares of common stock outstanding, each entitled to one vote per common share. Our sole officer and director, Paul Clewlow holds 10,000,000 common shares. The shares held by Clewlow represent approximately forty-nine percent (49%) of our outstanding common shares. Additionally, Mr. Clewlow holds 1,000,000 Series A Preferred Shares which entitle him to 200 votes per share or an aggregate of 200,000,000 votes on all matters submitted to our common stockholders. As a result, he holds ninety-five (95%) of the total votes eligible to vote on matters submitted to our common stockholders. As a result, Mr. Clewlow has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. Mr. Clewlow’s control of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 340,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock. As of the date of this prospectus, we had 20,370,000 shares of common stock outstanding and 1,000,000 shares of Series A preferred shares outstanding. Accordingly, we may issue up to an additional 319,630,000 shares of common stock and 9,000,000 shares of preferred stock. Our future issuance of securities may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any securities issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. We may issue an additional 9,000,000 shares of blank check preferred stock. Our board of directors may designate the rights, terms, and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders. Upon our directors establishing the designation of our preferred shares, our preferred shares may have voting and other rights superior to those of our common stockholders.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock,” and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors, and ten percent (10%) stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus, the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Bulletin Board.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed, or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

We will not receive proceeds from the sale of the shares by selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering were arbitrarily determined. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling book value or other criteria of value. The factors considered were:

•

Our lack of significant revenues

•

Our growth potential

•

The price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters. The percentages below are based upon 20,370,000 common shares outstanding.

Name of Beneficial Holder	Number of Common Shares Held Before the Offering	Percentage Owned Before Offering	Number of Common Shares Being Offered	Number of Common Shares held After Offering Assuming All Common Shares Being Registered Are Sold (1)	Percentage held after Offering Assuming All Common Shares Being Registered Are Sold(1)
David Lovatt(2)	2,020,000	9.96%	400,000	1,620,000	7.95%
Elliot Polatoff(3)(4)	2,020,000	9.96%	400,000	1,620,000	7.95%
Edith Polatoff(4)	500,000	2.4%	400,000	100,000	<1%
Danny Jenkins	200,000	<1%	200,000	0	0
Sean Fulda	750,000	3.7%	400,000	350,000	1.7%
David Rogers(5)	300,000	<1%	300,000	0	0
Crystal Rogers(5)	200,000	<1%	200,000	0	0
Andrew Burdon	40,000	<1%	40,000	0	0
Jerry Lee Grudger	40,000	<1%	40,000	0	0
Dilip Patel	40,000	<1%	40,000	0	0
Calin Huma	40,000	<1%	40,000	0	0
Peter Barnes	200,000	<1%	200,000	0	0
Carl Grant(6)	1,020,000	9.96%	400,000	620,000	3%
Hamilton & Associates(7) Law Group, P.A.	400,000	1.98%	400,000	0	0
Todd Feinstein(7)	400,000	1.98%	400,000	0	0
Jonathan Dunsmoor (7)	200,000	<1%	200,000	0	0
Ditto Media Solutions (8)	2,100,000	10.85%	400,000	1,700,000	8.4%
Total	10,470,000	50.79%	4,460,000	6,010,000	29.4%

(1) Assuming that all 4,460,000 shares being registered are sold.

(2) On March 3, 2014, we sold 1,020,000 shares of our common stock to David Lovatt in exchange for services rendered. We valued these shares at the price of $.0001 per share or an aggregate of $102.

(3) On March 3, 2014, we sold 1,020,000 shares of our common stock to Elliot Polatoff in exchange for services rendered. We valued these shares at the price of $.0001 per share or an aggregate of $102.

(4) Edith Polatoff is the mother of Elliot Polatoff.

(5) David Rogers and Chrystal Rogers are husband and wife

(6) On April 11, 2014, we issued 1,020,000 shares of our common stock to Carl Grant in exchange for services rendered. We valued these shares at the price of $.005 per share or an aggregate of $5,100.

(7) On July 28, 2014, we issued 400,000 shares to Hamilton & Associates Law Group, P.A. for services rendered. We valued these shares at $.05 per share or an aggregate of $20,000.  Hamilton & Associates Law Group, P.A. is a Florida professional association controlled by Brenda Hamilton. On July 28, 2014, we issued 400,000 and 200,000 common shares to Todd Feinstein and Jonathan Dunsmoor respectively for legal services rendered. Todd Feinstein and Jonathan Dunsmoor are counsel to Hamilton and Associates Law Group, P.A. We valued these shares at $.05 per share or $20,000 and $10,000, respectively.

(8)  Ditto Media Solutions is a formed pursuant to the laws of the United Kingdom that is controlled fifty percent (50%) by Jonathan Spruce and fifty percent (50%) by his spouse, Rebecca Spruce. On July 21, 2014, we issued 2,100,000 shares to Ditto Solutions for services rendered to us. We valued these shares at $.05 per share or an aggregate of $105,000.

Holders of Record

We have twenty (20) shareholders of record.

Offers and Sales of Securities

Name	Price Paid Per Share	Total Amount Paid	Number of Shares Purchased	Payment Method	How shareholder Known to Company	Offer Date	Sale Date
David Lovatt	$.005 Services	$5,000 Services	1,000,000 1,020,000	Check Services	Pre-existing relationship with Paul Clewlow	3/3/14 3/3/14	4/3/14 3/3/14
Elliot Polatoff	$.005 Services	$5,000 Services	1,000,000 1,020,000	Check Services	Pre-existing relationship with Paul Clewlow	3/3/14 3/3/14	4/3/14 3/3/14
Sean Fulda	$.01	$7,500	750,000	Wire	Pre-existing relationship with Paul Clewlow	4/2/11	6/26/14
Edith Polatoff	$.01	$5,000	500,000	Wire	Pre-existing relationship with Paul Clewlow	4/2/11	5/28/14
Peter Barnes	$.01	$2,000	200,000	Wire	Pre-existing relationship with Paul Clewlow	4/2/11	7/23/14

Daniel Jenkins	$.025	$5,000	200,000	Wire	Pre-existing relationship with Paul Clewlow	5/4/14	7/16/14
David Rogers	$.05 $.05	$5,000 $10,000	100,000 200,000	Wire Wire	Pre-existing relationship with Paul Clewlow	7/7/14 7/17/14	7/7/14 7/21/14
Crystal Rodgers	$.05 $.05	$5,000 $5,000	100,000 100,000	Wire Wire	Pre-existing relationship with Paul Clewlow	7/7/14 7/21/14	7/7/14 7/21/14
Andrew Burdon	$.05	$2,000	40,000	Check	Pre-existing relationship with Paul Clewlow	7/14/14	7/14/14
Jerry Lee Gruger	$.05	$2,000	40,000	Check	Pre-existing relationship with Paul Clewlow	7/15/14	7/15/14
Dilip Patel	$.05	$2,000	40,000	Wire	Pre-existing relationship with Paul Clewlow	7/21/14	7/21/14
Calin Homa	$.05	$2,000	40,000	Wire	Pre-existing relationship with Paul Clewlow	7/21/14	7/21/14
Carl Grant	Services	Services	1,020,000	Services	Pre-existing relationship with Paul Clewlow	4/3/14	4/3/14
Ditto Media Solutions	Services	Services	2,100,000	Services	Pre-existing relationship with Paul Clewlow	7/21/14	7/21/14
Hamilton & Associates Law Group, P.A.	Services	Services	400,000	Services	Pre-existing relationship with Paul Clewlow	4/2/14	7/28/14
Todd Feinstein	Services	Services	400,000	Services	Pre-existing relationship with Paul Clewlow	4/2/14	7/28/14
Jonathan Dunsmoor	Services	Services	200,000	Services	Pre-existing relationship with Paul Clewlow	4/2/14	7/28/14

Our selling stockholders hold an aggregate of 10,470,000 common shares of which 4,460,000 are being registered.  As reflected in the chart above from our inception on March 3, 2014, to present, we sold 4,310,000 common shares for cash consideration of $57,500 and issued 6,160,000 common shares for services to selling stockholders. We are registering 2,660,000 common shares sold for cash consideration and 1,800,000 common shares issued for services. We are not registering common shares held by our sole officer and director.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities below. We believe that Section 4(2) was available because:

•

Each investor had a pre-existing relationship with our sole officer and director, Paul Clewlow at the time of the offer and sale.

•

None of these issuances involved underwriters, underwriting discounts, or commissions.

•

Restrictive legends were and will be placed on all certificates issued as described above.

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The distribution did not involve general solicitation or advertising.

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The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

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Access to all our books and records.

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Access to all material contracts and documents relating to our operations.

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The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 4,460,000 shares of common stock. The selling shareholders will offer their shares at $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts, or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 340,000,000 shares of common stock, $0.0001 par value per share. As of the date of this prospectus there are 20,370,000 shares of our common stock issued and outstanding held by twenty (20) stockholders of record. We are authorized to issue 10,000,000 shares of blank check preferred stock of which 1,000,000 shares are designated as Series A Preferred Stock and are outstanding.

Common Stock

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are validly issued, fully paid, and non-assessable.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all of our obligations, are distributable ratably among the holders of the then outstanding common stock.

All shares of common stock outstanding are validly issued, fully paid, and non-assessable.

Preferred Shares

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $.0001 per share of which 1,000,000 shares are outstanding and designated as Series A Preferred Shares. Our board of directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the board of directors may determine.  As such, our board of directors may issue 9,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

The Series A Preferred Shares are held by our sole officer and director, Paul Clewlow and provide him with the 200 votes per share or an aggregate of 200,000,000 votes.

The Series A Preferred Shares have the following rights, designations and preferences:

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To vote together with the holders of the Common Stock as a single class on all matter submitted for a vote of holders of Common Stock

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Each one (1) share of Series A Preferred Stock shall have voting rights equal to 200 shares of the Company’s Common Stock, providing for the holder of the Series A Preferred Stock to have aggregate voting rights equal to 200,000,000 shares of the Company’s Common Stock.

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The holder of the Series A Preferred Stock shall be entitled to received notice of any stockholders’ meeting in accordance with the Articles of Incorporation and By-laws of the Company.

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So long as any shares of Series A Preferred Stock remain outstanding, we shall not, without the written consent or affirmative vote of the holders of one hundred percent (100%) of the outstanding shares of the Series A Preferred Stock, (i) amend, alter, waive, or repeal, whether by merger consolidation, combination, reclassification, or otherwise, the Articles of Incorporation, including this Certificate of Designation, or our By-laws or any provisions thereof (including the adoption of a new provision thereof), and (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock. The vote of the holders of at least one-hundred percent (100%) of the outstanding Series A Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provisions of this Resolution, in addition to any other vote of stockholders required by law.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

the interested shareholder has owned at least eighty percent (80%) of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

the interested shareholder is the beneficial owner of at least ninety percent (90%) of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than ten percent (10%) of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to twenty percent (20%) or more of the total voting power in an election of directors.

INTEREST OF NAMED EXPERTS

The financial statements from March 3, 2014 (inception) through April 30, 2014, included in this prospectus have been audited by Malone Bailey LLP, independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Hamilton & Associates Law Group, PA Brenda Hamilton, principal of Hamilton & Associates Law Group, P.A. owns 400,000 shares of our common stock, which are being registered in this offering

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for the term of one (1) year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position

Paul Clewlow	61	Chief Executive Officer and Director

 Paul Clewlow, Chief Executive Officer, President and Director

Paul Clewlow became our sole officer and director on March 3, 2014. From January 2005 to present, Mr. Clewlow has served as a principal accountant at Clewlow & Co., Accountants and Certified Bookkeepers.

Mr. Clewlow will dedicate 110 hours per month to our business.

As our director, Mr. Clewlow’s experience in finance and familiarity with ExactRep’s products and business qualifies him to be our sole director.

Mr. Clewlow has a General and Two Advance Certification of Education from Binky Park School Coventry in England.

Mr. Clewlow’s responsibilities for us include overseeing all aspects of our operations and financial matters. Mr. Clewlow is a resident of the United Kingdom and not of the U.S., and is located outside the U.S.

Family Relationships and Other Matters

There are no family relationships between Mr. Clewlow, our sole officer and director and any of our shareholders.

Legal Proceedings

Mr. Clewlow as previously a director of Railtech Solutions Ltd from 2000 and 2005. In 2007, two years after Mr. Clewlow’s resignation, an administrator was appointed to liquidate Railtech Solutions.  In connection with the liquidation of Railtech Solutions on March 18, 2009, Mr. Clewlow consented to an order prohibiting him from serving as a director of a company formed in the United Kingdom until March 17, 2016, pursuant to section 7 of the Company Directors Disqualification Act 1986 ("CDDA"), as amended.

Mr. Clewlow applied for a personal bankruptcy order which was granted in April of 2006 by Winchester County Court, Hampshire, England. The bankruptcy was discharged in April of 2009. Pursuant to the Insolvency Act 1986, as amended.

Except as stated above, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten (10) years in any of the following:

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any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

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any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, or banking activities;

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being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

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being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or

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having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We have one member of our board of directors, Paul Clewlow who is our sole officer and director and our majority shareholder. Mr. Clewlow is not “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating, and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial, or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, our directors, and our executive officers as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Title of Class	Name/Position	Beneficial Ownership (1)	Direct Ownership	Indirect Ownership	Percentage Of Class
Common	Paul Clewlow(2) CEO President, Director 23 Barton Road, Market Bosworth, Warwickshire. CV13 0LQ	10,000,000	10,000,000	0	49.33%
Common	Carl Grant(3) 438 Charter Avenue, Canley, West Midlands, Coventry. CV4 8BD	1,020,000	1,020,000	0	5%
Common	David Lovatt(4) 18, Ufton Croft, Mount Nod, Coventry. CV5 7HJ. United Kingdom	2,020,000	2,020,000	0	9.96%
Common	Elliot Polatoff(5) 909 Plainview Ave, Far Rockaway, N.Y. 11691 USA	2,020,000	2,020,000	0	9.96%
Common	Ditto Media Solution (6)	2,100,000	2,100,000	0	10.85%
Common	All officers and directors as a Group (1 person)	10,000,000	10,000,000	0	49.33%

Preferred Shares	Paul Clewlow(2) CEO President, Director 23 Barton Road, Market Bosworth, Warwickshire. CV13 0LQ	1,000,000	1,000,000	0	100%
Preferred Shares	All officers and directors as a Group (1 person)	1,000,000	1,000,000	0	100%

(1) This table is based upon information derived from our stock records. Applicable percentages are based upon 20,370,000 shares of common stock outstanding as of the date of this prospectus.

(2) On March 3, 2014, we issued 10,000,000 shares of our common stock to Paul Clewlow in exchange for services rendered as our founder. We valued these shares at $.0001 or an aggregate of $1,000.  July 18, 2014, we issued 1,000,000 Series A Preferred shares to Paul Clewlow in exchange for services rendered. We valued these shares at an aggregate of $1,000. The Series A Preferred shares entitle him to 200 votes per share or an aggregate of 200,000,000 votes on all matters submitted to our common stockholders. As a result of the 10,000,000 common shares and 1,000,000 Series A Preferred shares held by Mr. Clewlow, he holds ninety-five percent (95%) of the votes on all matters submitted to our stockholders, and can determine the outcome of all shareholder matters.

(3) On April 1, 2014, we issued 1,020,000 shares of our common stock to Carl Grant for services rendered. We valued these shares at $.005 per share or an aggregate of $5,100.

(4)  On March 3, 2014, we issued 1,020,000 shares of our common stock to David Lovatt for services rendered. We valued these shares at the price of $.0001 per share or an aggregate of $102.  On April 3, 2014, we sold 1,000,000 shares of our common stock to Elliot Polatoff for the price of $.05 per share or an aggregate of $5,000.

(5) On March 3, 2014, we issued 1,020,000 shares of common stock to Elliot Polatoff for services rendered. We valued these shares at the price of $.0001 per share or an aggregate of $102.  On April 3, 2014, we sold 1,000,000 shares of our common stock to David Lovatt for the price of $.005 per share or an aggregate of $5,000.

(6) )  Ditto Media Solutions is a formed pursuant to the laws of the United Kingdom that is controlled fifty percent (50%) by Jonathan Spruce and fifty percent (50%) by his spouse, Rebecca Spruce. On July 21, 2014, we issued 2,100,000 shares to Ditto Solutions for services rendered to us. We valued these shares at $.0001 per share or an aggregate of $100.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESSS

Organization Within The Last Five Years

We were incorporated in the state of Florida on March 3, 2014, to be a U.S. distributor of products for ExactRep Limited, a company located in the U.K that designs and creates aftermarket motorcycle add on parts and accessories for motorcycle enthusiast seeking to customize their motorcycle. Our Chief Executive Officer has been the accountant for ExactRep for more than ten (10) years.

Our principal executive office is located at 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ, and our telephone number is (407) 745-1751. Our corporate website is located at www.arazuinc.com and or retail website is located at www.replicamotorcycleparts.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

Since our inception on March 3, 2014, through April 30, 2014, and from March 31, 2014 (inception) to September 2, 2014, we raised an aggregate of $10,000 and $57,500 from the sale of our common stock. Since our inception through April 30, 2014 and from March 3, 2014 (inception) to September 2, 2014, we generated revenues of $15,000 and $45,000. From March 3, 2014 (inception) to April 30, 2014, we have a net loss of $44,177.  We have not yet generated revenues from the sale of our products.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

Since our incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

About Us

We are the U.S. distributor for ExactRep Limited, a U.K. company engaged in designing, developing, manufacturing and commercializing aftermarket motorcycle parts, customized add-ons and accessories.  ExactRep sells products directly to consumers in Europe, Thailand, Japan, Russia, South America, and the U.S.

We intend to target sales of our products to motorcycle enthusiasts seeking: (i) aftermarket customized add on motorcycle parts, and accessories with innovative styling and custom features, and (ii) other motorcycle related products such as clothing and backpacks.  We intend to sell these products through our retail website. To date, we have no generated revenues from the sale of our products.

Since our formation on March 3, 2014, our operations include: (i) founding the company; (ii) developing our business plan; (iii) identifying the portfolio of aftermarket motorcycle related products we will sell; (iv) identifying the methods of shipment and delivery methods for the products; (v) negotiating and entering into an agreement with ExactRep to sell its products in the U.S.;  (vi) creating the content and design for our corporate and retail websites; (vii) creating and developing the branding campaign for the ExactRep products we will sell; and (viii) registering as a presenter at the American International Motorcycle Expo in Orlando, Florida.

Our Strategy

Our goal is to become a recognized distributor of aftermarket motorcycle customized parts and accessories, in the U.S. In order to accomplish our business objectives, we plan to execute the following strategies:

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Commercialize the ExactRep Brand Name. We plan to develop recognition of ExactRep Motorcycle Parts brand as a reliable source of aftermarket add on customized motorcycle parts and accessories in the U.S. We anticipate introducing our first product catalogue in October 2014 which will be available through our retail website.

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Develop Sales and Marketing. We plan to focus our sales and marketing efforts towards developing our retail products and website, building brand awareness and identifying strategic marketing opportunities, such as our current status as a presenter at the American International Motorcycles Expo in Orlando, Florida during October 2014. We also intend to participate in leading consumer and dealer trade shows and motorcycle rallies where our products can be displayed and engage in other advertising activities to develop our brand name.

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Become a Reliable Internet Distribution Source of Novelty Motorcycle Parts and Accessories. We will develop a trusted, reliable and user friendly retail website where consumers can purchase their motorcycle products and accessories online by browsing an aesthetically appealing product catalogue.

Our Agreement with ExactRep

On March 16, 2014 and as amended on July 21. 2014, we entered into an agreement with ExactRep Limited, a company formed under the laws of the U.K., to become the exclusive distributor of their products in the U.S. for a period of ten (10) years.  ExactRep is obligated to pay us a monthly fee of $15,000 for a period of six (6) months to develop the U.S. branding campaign, of which $45,000 has been paid. After the initial period of six (6) months, we will market and distribute ExactRep’s products in exchange for fifteen percent (15%) of all product sales.

We commenced development of our corporate website at www.Arazuinc.com in March of 2013.  Our corporate website will be a streamlined and informative site where the motorcycle enthusiast and our consumer will be able to find information about the motorcycle aftermarket parts industry, and review product specs, details, and photos. This site will essentially serve as a “nuts and bolts” information source on about the industry and our products.  Our corporate website is functional but remains under development and we anticipate completion by September 2014.

We will sell our retail products at our website at www.replicamotorcycleparts.com. We plan to provide website visitors with information about the motorcycle industry and trends, ExactRep brand, and our products. Our plan is to organize and classify information about the motorcycle industry, our products, and ExactRep brand by separating information between our corporate website and retail website, in order to pull in more web traffic and widen our sales demographics. Both sites will send traffic to and from each other, increasing our overall web traffic.  This provides our customers with the opportunity to investigate our company and products to the extent and depth they choose to, as opposed to presenting it all in a single large site. We will monitor visitors to our sites using Google Analytics.  These statistics will show traffic and visitor information. We will incorporate various popular social media pages and sharing abilities to increase our awareness and market penetration. We intend to “like” and “share” social media pages of other motorcycle personalities, enthusiast groups, and manufacturer pages for the products we sell.

Each product we sell on our retail website will be selected by Paul Clewlow, with the assistance of ExactRep’s staff. Our products are and in the future will continue to be identified by Mr. Clewlow based upon suggestions from ExactRep. The site will feature our logo and slogan along with a product catalogue and shopping cart.  We expect the site to be operational by October 2014.

Our website will offer approximately 100 products and will include aluminium, chrome and other aesthetic add on parts and accessories for Yamaha, Kawasaki, Suzuki, Harley Davidson, and Triumph motorcycles.

● Exhausts

● Headlights & Brakelights

● Engine Covers

● Mirrors

● Hubcaps and wheel covers

● Motorcycle Seats & Covers

● Kickstands

● Handlebars & Handlebar Covers

● Fuel tanks

● Fog Lamps

● Tuning Kits

● Clutch Plates

● Motorcycle Racks/Sissy bags

● Fork Springs

● Exhaust & Exhaust Pipe Covers

● Radiator Covers

Payment

All purchases through our retail website will be processed through Paypal or Mastercard, Visa, or American Express.

Shipping

Customers placing orders on our retail website, pay shipping costs of the item.  Retail orders will be shipped within fifteen (15) days from ExactRep’s facility in the United Kingdom to the customer using DHL, Federal Express (“FedEx”), or other established freight shipping services.

Branding and Marketing

Our core marketing strategy is to brand “ExactRep’s Replica Parts” brand for those seeking aftermarket add-on parts and to improve the "personalized look" of their motorcycle. We believe that our marketing mix of internet, social media, print, and event promotions providing coupons along with sample products is an optimal strategy to generate product sales and marketing.

Our online marketing efforts are designed to attract visitors to our websites, convert visitors into purchasing customers and encourage repeat purchases among our existing customer base. By populating our websites with compelling and interesting pictures and compelling content we encourage our shoppers to share our brand among their social networks

We will use a variety of online marketing methods to attract visitors, including:

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paid search advertising

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search engine optimization

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affiliate programs

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e-mail marketing

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inclusion in online shopping engines

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in-site promotions for discounted purchases of our products

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cross-selling opportunities by displaying complementary and related products available for sale throughout the purchasing process.

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targeted e-mails about specific promotions, to increase customer awareness of our products.

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Social media memberships and identifying with groups of general motorcycle and motorcycle customization enthusiasts.

The development of our branding and marketing program is overseen by our sole officer and director, Paul Clewlow who has worked with ExactRep as their accountant for the past five (5) years.  Mr. Clewlow developed the slogan “Bringing U.K. Markets Closer to America” which will be used in the marketing of the products we sell.

Agreement with Ditto Media Solutions

We entered into an agreement dated July 14, 2014, with Ditto Media Solutions a company formed under the laws of the United Kingdom to develop our retail website in exchange for 2,100,000 shares of our common stock.

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Our retail website will have the following features:

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Create online shop for users to purchase items and pay online by Paypal or credit card

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Create social media hooks with Facebook, Linkedin, Google+, etc.

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Customer account creation and order tracking integration

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Capability to notify customers of special offers

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Facebook page with our brands

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Twitter feeds for our brands

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Privacy policy

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Contact Us

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About Us

On or before July 31, 2014, Ditto Media was to complete the logo for the ExactRep Replica Parts brand which is complete.

On or before August 30, 2014, Ditto Media was required to complete the trial version of our website with functionality to end users. The anticipated completion date is expected to be September 5, 2014.

On or before September 30, 2014, Ditto Media must complete the ‘back-end’ management of the website whereby we are able to manage inventory and pricing.

On or before October 31, 2014, Ditto Media must complete the last phase of the website adding ‘user self-management’ features and features allowing customer account creation and email alerts for product shipment and tracking, printing return labels and order history.

Customers

We believe the customers for our replica motorcycle parts will be males between the ages of 30 and 55 who earn between $25,000 and $85,000 and reside in the United States based upon research performed by Paul Clewlow, our sole officer and director. Mr. Clewlow will conduct research on the internet and review sales and other information of ExactRep to determine which products we will sell.

Return and Refund Policy

We will exchange any product found to be defective. A written exchange request must be submitted when a customer returns defective or damaged product. Purchasers can apply for refund in full amount of purchased products within ten (10) days of purchase. If the purchasers are not satisfied with our products for any reason, they can return products and request for an exchange. All shipping fees for product exchanges or returns must be paid by purchaser.

Employees:

Full-time Employees

We have a total of one (1) full-time employee who is our sole officer and director, Paul Clewlow, who oversees our day to day operations.

Part-time Employees

We also use the services of four (4) part time employees who assist us on an as needed basis. None of our employees are employed under a collective bargaining agreement. We believe we have an excellent relationship with our employees and consultants.

Material Consultants

David Lovatt-Consultant

On March 1, 2014, we entered into an agreement with David Lovatt to provide us with consulting services. In accordance to the agreement, we issued Mr. Lovatt 1,020,000 shares of common stock and agreed to pay Mr. Lovatt $5,000 per month during the term of the agreement. Mr. Lovatt services consist of assisting us with website design and development, business plan development, marketing, and software and project management for our websites. His services include development of our online marketing strategy for ExactRep products.

Mr. Lovatt also created our initial corporate website where visitors to the site can find basic information about us. Mr. Lovatt assisted us with the development of our logos which were completed in May of 2014.

During the period from March 3, 2014 (inception) to September 2, 2014, we paid cash to Mr. Lovatt of $9,100. The agreement has a term of seven (7) months and as such since expires on September 30, 2014.  The remaining amounts due under the agreement have accrued.

Since October 4, 2013, David Lovatt has served as the Chief Executive Officer and Director of Pocket Games, Inc., an SEC reporting company. From November 10, 2010, to December 1, 2013. Mr. Lovatt was the chief executive officer of DNA Dynamics, Inc.

Elliot Polatoff-Consultant

On March 1, 2014, we entered into an agreement with Elliott Polatoff. In accordance to the agreement, we issued 1,020,000 shares of our common stock to Mr. Polatoff and agreed to pay him $5,000 per month during the term of the agreement. Mr. Polatoff’s services consist of advising us on U.S. operations, staffing, locations and project management. During the period from March 3, 2014 (inception) to September 2, 2014, we paid cash to Mr. Polatoff of $10,000. The remaining amounts due under the agreement have accrued.  The agreement has a term of seven (7) months and as such expires on September 30, 2014.

To date, Mr. Polatoff has:

● in March 2013, assisted us in selecting our initial corporate structure and opening our bank accounts;

● in April of 2014, interviewed sales staff on Long Island, NY;

● during May of 2014, created database of 150 motorcycle dealerships in the U.S.; and

● assisted management in defining the scope of a report in the US motorcycle markets and locating qualified persons to develop since, the research report.

Since October 4, 2013, Elliot Polatoff has served as the treasurer and secretary of Pocket Games, Inc., an SEC reporting company. From December 1, 2012 until May 1, 2013, Mr. Polatoff was the office manager of Five Towns Neurology. From June 2012, until October 2012, Mr. Polatoff was the residential manager of Human Care Services. From September 2007 until September 2009, Mr. Polatoff was the Chief Executive Officer of Party Source, Inc., an entertainment company.

Carl Grant- Consultant

On April 1, 2014, we entered into an agreement with Carl Grant. The agreement has a term of six (6) months and expires on September 30, 2014. Mr. Grant’s services include due diligence and assessment of the motorcycle parts. We issued 1,020,000 of common shares to Mr. Grant in exchange for his services.

We intend to hire additional employees and independent contractors on an as needed basis.

Product Liability

Given the nature of motorcycle products, we expect to encounter product liability claims from time to time as a retail supplier.  We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Location

Our offices are located at 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ. We lease our offices at this location from our sole officer and director, Paul Clewlow pursuant to a written lease which expires on March 3, 2015. We occupy approximately 400 square feet at this location in exchange for $250 per month. To date, we have not paid rents and all amounts have accrued.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. We are subject to environmental regulation as it affects certain of the products we sell that may vary from state to state. Should we fail to comply with these regulations, our results of operations could be adversely affected.

Patents and Trademarks

We currently have not obtained any copyrights, patents, or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next twelve (12) months.

Government Approvals

 We are not required to obtain governmental approval of our products.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Sources and Availability of Raw Materials

ExactRep is the only supplier of the products we sell. The raw materials and components used by ExactRep to make our products are available from a variety of sources.  ExactRep's policy has been to identify at least three sources of supply for each component so that it may switch promptly to the alternative supplier should the need arise. The inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of the raw materials used to create the products we sell could have a material adverse effect on our business, financial condition and results of operations.

Backlog of Orders

We do not have a backlog of orders.

Seasonality

We believe our business is subject to seasonal fluctuations. We may experience lower sales of parts in winter months when inclement weather and hazardous road conditions typically limit the use of motorcycles. Motorcycle parts and performance parts and accessories have historically experienced higher sales in the summer months when consumers have more time to undertake elective projects to maintain and enhance the performance of their motorcycles and the warmer weather during that time is conducive for such projects. Seasonality trends could have a material impact on our financial condition and results of operations in the future.

Status of any Publicly Announced New Product or Service.

We do not have any publicly announced new product or service.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe.” “expect,” “estimate.” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We were incorporated in the state of Florida on March 3, 2014, to be a U.S. distributor of products for ExactRep Limited, a company located in the U.K that designs and creates aftermarket motorcycle add on parts and accessories for motorcycle enthusiast seeking to customize their motorcycle.

Our principal executive office is located at 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ, and our telephone number is (407) 745-1751. Our corporate website is located at www.arazuinc.com and or retail website is located at www.replicamotorcycleparts.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus.

Since our inception on March 3, 2014, through April 30, 2014, and since our inception on March 3, 2014, through September 2, 2014, we raised an aggregate of $10,000 and $57,500 from the sale of our common stock, respectively. Since our inception through April 30, 2014 and since our inception through September 2, 2014 we generated revenues of $15,000 and $45,000. From March 3, 2014 (inception) to April 30, 2014, we have a net loss of $44,177. We have not yet generated revenues from the sale of our products.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

Results of Operations

Since our formation on March 3, 2014, we our operations include: (i) founding the company; (ii) developing our business plan; (iii) identifying the portfolio of aftermarket motorcycle related products we will sell; (iv) identifying the methods of shipment and delivery methods for the products; (v) negotiating and entering into an agreement with ExactRep to sell its products in the U.S.;  (vi) creating the content and design for our corporate and retail websites; (vii) creating and developing the branding campaign for the ExactRep products we will sell; and (viii) registering as a presenter at the American International Motorcycle Expo in Orlando, Florida.

Paul Clewlow, our sole officer and director will oversee all aspects of our planned operations.

We will require the services of third parties to complete the developmental plan. We entered into an agreement dated July 14, 2014, with Ditto Media Solutions (“Ditto Media”) a company formed under the laws of the United Kingdom to develop our retail website in exchange for 2,100,000 shares of our common stock.

Ditto is developing a website with the following features:

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Create online shop for users to purchase items and pay online by Paypal or credit card

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Create social media hooks with Facebook, Linkedin, Google+, etc.

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Customer account creation and order tracking integration

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Capability to notify customers of special offers

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Facebook page with our brands

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Twitter feeds for our brands

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Privacy policy

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Contact Us

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About Us

On or before July 31, 2014, Ditto Media was to complete the logo for the ExactRep Replica Parts brand which is complete.

On or before August 30, 2014, Ditto Media was required to complete the trial version of our website with functionality to end users. This was completed on September 2, 2014.

On or before September 30, 2014, Ditto Media must complete the ‘back-end’ management of the website whereby we are able to manage inventory, and pricing.

On or before October 31, 2014, Ditto Media must complete the last phase of the website adding ‘user self-management’ features and features allowing customer account creation and email alerts for product shipment and tracking, printing return labels and order history.

Development / Milestone	Percentage Of Milestone Complete	Anticipated Additional Cost to be paid by Arazu	Completion Date/Anticipated Completion Date
Acquire domain name for Arazu	100	$200	March 5, 2014
Set up basic website for Arazu	100	$350	March 7, 2014
Acquire domain name for Motorcycle resale agreement	100	$200	June 5, 2014
Set up website and online shop in basic form	100	$0	July 15, 2014
Identify parts to be included in online shop	100	$0	July 15, 2014
Complete brand Logo	100	$0	July 15, 2014
Populate online shop with products	75	$0	September 5, 2014
Identify payment provider to process orders	50	$0	September 12, 2014
Launch online shop in test mode	90	$0	September 5, 2014
Build Facebook online presence	25	$0	September 30, 2014
Link Facebook presence to online shop	0	$0	September 30, 2014
Identify and market to Facebook users	0	$0	September 30, 2014
Create email marketing campaign to existing US clients	0	$0	September 30, 2014
Open online shop to take orders and tracking etc	0	$0	October 31, 2014

Meeting the milestones above is dependent upon us raising sufficient capital through placement of our common stock or issuance of debt securities. We have not located investors to provide us with the capital required to meet these milestones and we may not be successful in locating investors to provide us with capital. If we are unable to obtain financing, we will not meet the milestones above and may have to suspend or cease operations.

From inception on March 3 2014, through April 30, 2014, we incurred expenses of approximately $59,177 on costs and expenses including compensation expense of $21,000, professional fees of $15,100, professional fees – related parties of $20,204, and general and administrative expenses of $2,873. We expect operating expenses to increase as we become a fully reporting company.

All cash held by us is the result of the sale of common stock to 16 accredited, non-affiliated investors.

As of September 2, 2014, we had cash on hand of approximately $4,127 which is sufficient to pay for our operating costs for approximately one month. If we are unable to generate sufficient revenues or raise additional monies to fund our operations we will be unable to complete development of our products and may be forced to cease operations.

We have generated minimal revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent on organizational matters and development of our retail website.

Our results of operations are summarized below:

March 3, 2014 (Inception) to 30 April 2014 (Audited)
Revenue	$15,000
Operating Expense	$59,177
Net Loss	$(44,177)
Net Loss per Share - Basic and Diluted	$(0.00)
Weighted Average Number Shares Outstanding – Basic and Diluted	13,507,797

Liquidity and Capital Resources

From March 3, 2014 (inception) through 30th April 2014, and September 2, 2014, we generated revenues of $15,000 and $45,000 from our business operations. Since our inception through April 2014, and September 2, 2014, we raised $10,000 and $57,500, respectively from the sale of our common shares to investors for cash consideration.

Our current cash on hand as of September 2, 2014 was approximately $4,127.  Our operating costs will increase by approximately $5,000 per month when this registration statement is declared effective because of the costs of SEC reporting.

From Inception (March 3, 2014) to April 30, 2014, we incurred $59,177 in operating expenses. As of April 30, 2014, we had current liabilities of $42,923.

We have a net loss and net cash used in operations of $44,177 and $9,950, respectively, for the period from March 3, 2014 (inception) to April 30, 2014 and a stockholders' deficit and an accumulated deficit of $27,873 and $44,177, respectively.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital, and generate revenues. See Note 2 of our financial statements.

SIGNIFICANT ACCOUNTING POLICIES

We report revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of estimates - Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Revenue recognition – The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  The Company intends on generating revenue from three sources; Marketing services, sale of ExactRep products at fifteen percent (15%) commission and sale of Motorcycle replica parts at full cost less fifteen percent (15%) commission payable to ExactRep.

Revenue through March 3, 2014, and to present includes only Marketing services.

Stock-based compensation - The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Per share information - We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 3, 2014, we issued 10,000,000 shares of our common stock to Paul Clewlow for services as our founder. We valued the shares at $.0001 per share or an aggregate of $1,000.  On July 24, 2014, we issued 1,000,000 shares of our series A Preferred Stock to Paul Clewlow in exchange for services rendered to us. We valued these shares at $.001 per share or an aggregated $1,000. On March 3, 2014, we entered into a three-year employment agreement with Mr. Clewlow whereby we agreed to pay him a base salary of $10,000 per month, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from March 3, 2014 (inception) to September 2, 2014, we paid cash to Mr. Clewlow of $47,800. Remaining amounts due under the agreement accrued.

On March 3, 2014, we entered into an agreement with Elliott Polatoff, a shareholder. In accordance with the service agreement, we issued Mr. Polatoff 1,020,000 shares of common stock and agree to pay Mr. Polatoff $5,000 per month. The agreement has a term of seven (7) months. We valued these shares at $.0001 or an aggregate of $102. During the period from March 3, 2014 (inception) to September 2, 2014, we paid cash to Mr. Polatoff of $10,000.  The remaining amounts due under the agreement have accrued. On April 3, 2014, we sold 1,000,000 common shares to Mr. Polatoff for $.005 per share or an aggregate of $5,000.

On March 1, 2014, we entered into an agreement with David Lovatt, a shareholder. In accordance to the service agreement, we issued Mr. Lovatt 1,020,000 shares of common stock and agreed to pay Mr. Lovatt $5,000 per month. The agreement has a term of seven (7) months. We valued these shares at $.0001 or an aggregate of $102. During the period from March 3, 2014 (inception) to September 2, 2014, we paid cash to Mr. Lovatt of $10,000.  The remaining amounts due under the agreement have accrued. On April 3, 2014, we sold 1,000,000 common shares to Mr. Lovatt for $.005 per share or an aggregate of $5,000.

On April 1, 2014, we entered into a service agreement with Carl Grant. The agreement has a term of six (6) months. We issued 1,020,000 of common shares to Mr. Grant in exchange for his services. We valued these shares at $.005 per share or an aggregate of $5,100.

On March 3, 2014, we entered into a lease agreement with Paul Clewlow for our location at 23 Barton RD, Market Bosworth, Warwickshire, England CV13 0LQ. We are obligated to pay $250 monthly for this location. To date, all rents have accrued.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Sole Director has determined that he is not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, our sole director is not independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

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deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

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disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

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send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

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make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2-8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales 0f Our Common Stock Under Rule 144.

We presently have 20,370,000 common shares outstanding. Of these shares 8,170,000 common shares are held by non-affiliates and 12,200,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We are registering 4,460,000 common shares held by non-affiliates. We are not registering shares held by affiliates. The remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one (1) percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had twenty (20) shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is VStock Transfer LLC located at 77 Spruce Street, Suite 201 Cedarhurst, NY 11516. Their telephone number is 212-828-8436 and their website is located at http://www.vstocktransfer.com.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before April 30, 2015, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through April 30, 2015, including a Form 10-K for the year ended April 30, 2015, assuming this registration statement is declared effective before that date. At or prior to April 30, 2015, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and ten percent (10%) stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on April 30, 2015. If we do not file a registration statement on Form 8-A at or prior to April 30, 2015, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and ten percent (10%) stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the year ended April 30, 2014, the first fiscal year since our inception.

Name	Position	Year	Salary	Bonus	Stock Awards	Option	Non-equity incentive plan Compensation	Non- qualified deferred compensation	All other Compensation	Total
Paul Clewlow (1)	Chief Executive Officer, Sole Officer, Director	2014	$20,000 (2)	0	$1,000 (3)	0	0	0	0	$21,000

(1) Mr. Clewlow accrued $20,000 of salary during the year ending April 30, 2014

(2) On March 3, 2014, we issued 10,000,000 shares of our common stock to Paul Clewlow in exchange for services rendered as our founder. We valued these shares at $.0001 per share an aggregate of $1,000.

(3) On July 18, 2014, we issued 1,000,000 Series A Preferred shares to Paul Clewlow in exchange for services rendered. We valued these shares at an aggregate of $1,000. The Series A Preferred shares entitle him to 200 votes per share or an aggregate of 200, 000,000 votes on all matters submitted to our common stockholders. As a result of the 10,000,000 common shares and 1,000,000 Series A Preferred shares held by Mr. Clewlow, he holds ninety-five percent (95%) of the votes on all matters submitted to our stockholders.  As a result, he has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors.

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of April 30, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END APRIL 30, 2014

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Clewlow	0	0	0	0	0	0	0	0	0

Directors Compensation

Paul Clewlow is our sole director. Our directors are not compensated for their service as directors.

Narrative disclosure to summary compensation and option tables

On March 3, 2014, we issued 10,000,000 shares of our common stock to Paul Clewlow for services as our founder. We valued the shares at $.0001 per share or an aggregate of $1,000.  On July 24, 2014, we issued 1,000,000 shares of our series A Preferred Stock to Paul Clewlow in exchange for services rendered to us as our Chief Executive Officer. We valued these shares at $.001 per share or an aggregated $1,000. On March 3, 2014, we entered into a three-year employment agreement with Mr. Clewlow whereby we agreed to pay him a base salary of $10,000 per month, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from March 3, 2014 (inception) to September 2, 2014, we paid cash to Mr. Clewlow of $47,800. Remaining amounts due under the agreement accrued. Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

•

any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•

     any option or equity grant;

•

     any non-equity incentive plan award made to a named executive officer;

•

     any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•

any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ARAZU INCORPORATED

INDEX TO FINANCIAL STATEMENTS

For the Period from March 3, 2014 (Inception) to April 30, 2014

Report of Independent Registered Public Accounting Firm

To the Stockholders of

Arazu Incorporated

North Loxahatchee, Florida

We have audited the accompanying balance sheet of Arazu Incorporated (the “Company”), as of April 30, 2014, and the related statement of operations, changes in stockholders’ equity (deficit), and cash flows for the period from March 3, 2014 (inception) through April 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Company as of April 30, 2014 and the related results of its operations and its cash flows for the period from March 3, 2014 (inception) through April 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations and net loss since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might results from the outcome of uncertainty.

/s/MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 2, 2014

ARAZU INCORPORATED
BALANCE SHEET
April 30,2014

ASSETS
Current Assets
Cash	$ 50
Accounts receivable	15,000

Total Current Assets	15,050

Total Assets	$ 15,050

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued expenses - related parties	$ 40,000
Due to related parties	2,923

Total Current Liabilities	42,923

Contingencies (Note 6)

Stockholders' Deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
0 shares issued and outstanding at April 30, 2014	-
Common stock, $0.0001 par value; 340,000,000 shares authorized,
15,060,000 shares issued and outstanding at April 30, 2014	1,506
Additional paid-in capital	14,798
Accumulated deficit	(44,177)

Total Stockholders' Deficit	(27,873)

Total Liabilities and Stockholders' Deficit	$ 15,050

See accompanying notes to the financial statements

ARAZU INCORPORATED
STATEMENT OF OPERATIONS

For the Period from
March 3, 2014 (Inception)
to April 30,
2014

Revenues	$ 15,000

Operating Expenses:
Compensation expense	21,000
Professional fees	15,100
Professional fees - related parties	20,204
General and administrative expenses	2,873

Total Operating Expenses	59,177

Net Loss	$ (44,177)

Net Loss Per Common Share:
Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	13,507,797

See accompanying notes to the financial statements

ARAZU INCORPORATED
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Period from March 3, 2014 (Inception) to April 30, 2014

					Total
	Common Stock		Additional	Accumulated	Shareholders'
	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance at March 3, 2014 (Inception)	-	$ -	$ -	$ -	$ -

Stock issued to founder	10,000,000	1,000	-	-	1,000

Stock issued for services	3,060,000	306	4,998	-	5,304

Issuance of stock for cash	2,000,000	200	9,800	-	10,000

Net loss	-	-	-	(44,177)	(44,177)

Balance at April 30, 2014	15,060,000	$ 1,506	$ 14,798	$ (44,177)	$ (27,873)

See accompanying notes to the financial statements

ARAZU INCORPORATED
STATEMENT OF CASH FLOWS

For the Period from
March 3, 2014 (Inception)
to April 30,
2014
Cash Flows From Operating Activities:
Net loss	$ (44,177)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation and fees	6,304
Changes in operating assets and liabilities:
Increase in accounts receivable	(15,000)
Increase in accrued expenses - related parties	40,000
Increase in due to related parties	2,923

Net Cash Used In Operating Activities	(9,950)

Cash Flows From Financing Activities:
Proceeds from sale of common stock	10,000

Net Increase in Cash	50

Cash, beginning of period	-

Cash, end of period	$ 50

Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest	$ -
Income taxes	$ -

See accompanying notes to the financial statements

ARAZU INCORPORATED
Notes to Financial Statements
For the Period from March 3, 2014 (Inception) to April 30, 2014

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Arazu Incorporated (the "Company") was incorporated on March 3, 2014 in Florida and established a fiscal year end of April 30. The Company is engaged in the brand development, marketing, distribution and sale of motorcycle parts in North America, including the United States of America and Canada.

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements for Arazu Incorporated have been prepared in accordance with accounting principles generally accepted in the United States of America and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

Going concern

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $44,177 and $9,950, respectively, for the period from March 3, 2014 (inception) to April 30, 2014, and a working capital deficit, a stockholders’ deficit, and accumulated deficit of $27,873, $27,873, and $44,177, respectively, at April 30, 2014 and has minimal revenues. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans on raising capital though the sale of equity or debt instruments to implement its business plan.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the period ended April 30, 2014 include the valuation of deferred tax assets, and the value of stock-based compensation and contributed services.

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

*

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

*

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

*

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, and due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of April 30, 2014.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at April 30, 2014.

Accounts receivable and allowance for doubtful accounts

Accounts receivables may result from our brand development and marketing, distribution and sales services. Management must make estimates of the uncollectability of accounts receivable. Management specifically analyzed customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

Revenue recognition

The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.

The Company signed a product marketing and distribution agreement with a third party, Exactrep Limited on March 16, 2014. Exactrep granted the Company an exclusive right to market, distribute and sell the motorcycle parts in United States of America and Canada. The Company expects to contract with Exactrep to develop a website specifically for the North America geographical area to promote and advertise the motorcycle parts. The mutually agreed services that the Company and Exactrep have decided upon require brand development and specialist marketing advice and assistance, and Exactrep is paying the Company a fixed fee of $15,000 per month for a period of 6 months. After the initial period of 6 months, Exactrep agrees to deliver to the Company, on consignment, the motorcycle parts as requested from time to time to meet sales received via the website, and the Company agrees to devote its best efforts to the sale of the motorcycle parts. The Company will pay to Exactrep a portion of the sales proceeds which is 85 percent of the proceeds of all sales of the motorcycle parts. Consigned merchandise shall remain the property of Exactrep until sold, except that the Company shall be responsible for all shortages, loss or damage, while the merchandise is under the control of the Company. Revenue from inception through April 30, 2014 includes only brand development services and totaled $15,000.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a "more-likely-than-not" threshold. As of April 30, 2014, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Net loss per common share

Basic and diluted net loss per common share are computed based on the weighted-average common shares and common share equivalents outstanding during the period. At April 30, 2014, there were no outstanding common share equivalents. Pursuant to ASB 260, as of April 30, 2014, the contingent shares issuable under a service agreement signed on April 2, 2014 with a law firm (see Note 7) are not considered outstanding and are not included in basic net loss per common share or as potentially dilutive shares in calculating the diluted earnings per share.

Recent Accounting Pronouncements

The Company has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 3 – STOCKHOLDERS’ DEFICIT

Stock-based compensation

On March 3, 2014, the Company issued 10,000,000 shares to the founder of the Company for services rendered at their fair value as determined by management of $1,000.

On March 3, 2014, the Company issued 2,040,000 shares to two individuals (1,020,000 shares each) for services rendered. The Company valued these shares at the fair value of $204.

On April 1, 2014, the Company issued 1,020,000 shares to a consultant for services rendered.  The common shares were valued at fair value using the recent sale price of the common stock on the date of grant of $0.005 per share, or $5,100

Common stock sold for cash

On April 3, 2014, the Company issued 2,000,000 shares for $10,000 at a price of $0.005 per share.

NOTE 4 – INCOME TAXES

The Company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets consist of net operating loss carryforward. The net deferred tax asset has been fully offset by a valuation allowance because of the Company's history of losses.

The Company’s approximate net deferred tax asset as of April 30, 2014 is as follows:

Deferred Tax Asset:
Net operating loss carryforward	$15,020
Valuation allowance	(15,020)
Net deferred tax asset	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended April 30, 2014 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The potential tax benefit arising from the loss carryforward will expire in 2034.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expire prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

NOTE 5 – RELATED PARTY TRANSACTIONS

Accrued expenses – related parties

On March 1, 2014, the Company entered into a three-year employment agreement with its chief executive officer. In accordance to the employment agreement, the Company hired Paul Clewlow as the chairman, president and chief executive officer of the Company. The Company agreed to pay a base salary of $10,000 per month, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from March 3, 2014 (inception) to April 30, 2014, no salary has been paid. As of April 30, 2014, the amount due to chief executive officer was $20,000 and was included in the accrued expenses – related parties on the accompanying balance sheet.

On March 1, 2014, the Company entered into a seven-month service agreement with Elliott Polatoff, a shareholder. In accordance to the service agreement, the Company issued Mr. Polatoff 1,020,000 shares of common stock and agree to pay Mr. Polatoff $5,000 per month during the term of the service agreement. During the period from March 3, 2014 (inception) to April 30, 2014, there is no cash payment made to Mr. Polatoff. As of April 30, 2014, the amount due to Mr. Polatoff was $10,000 and was included in the accrued expenses – related parties on the accompanying balance sheet.

On March 1, 2014, the Company entered into a seven-month service agreement with David Lovatt, a shareholder. In accordance to the service agreement, the Company issued Mr. Lovatt 1,020,000 shares of common stock and agreed to pay Mr. Lovatt $5,000 per month during the term of the service agreement. During the period from March 3, 2014 (inception) to April 30, 2014, there is no cash payment made to Mr. Lovatt. As of April 30, 2014, the amount due to Mr. Lovatt was $10,000 and was included in the accrued expenses – related parties on the accompanying balance sheet.

Due to related parties

At April 30, 2014, the Company owed Paul Clewlow, its chief executive office, $2,853 for travel reimbursement which has been included in due to related parties on the accompanying balance sheet.

At April 30, 2014, the Company owed David Lovatt, a shareholder, $70 for payment made on behalf of the Company and which has been included in due to related parties on the accompanying balance sheet.

Lease

On March 3.  2014 and effective May 1, 2014, the Company entered into a lease agreement with the Company’s chief executive officer for the lease of office space at a monthly rent of $250 per month.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Concentrations

Concentration of revenue

All the revenue included in the accompanying statement of operations is from one line of business, brand development services, from a single third party, based in the United Kingdom.

Commitments

On April 1, 2014, the Company entered into a service agreement with Carl Grant, who owns 6% of the Company’s outstanding common shares as of April 30, 2014. The agreement is for a term of six months and requires 1,020,000 shares in total to Carl Grant.

Legal services

On April 2, 2014, the Company entered into a service agreement with a law firm. In accordance to the agreement, the Company agreed to pay the law firm a flat fee of $20,000 and 4.9% of the Company’s outstanding common shares at the time of effectiveness of the Form S-1 registration statement. The law firm provides the services as necessary for the Company’s going public transaction in exchange for the flat fee until October 1, 2014. Pursuant to such agreement, in July 2014, the Company issued 1,000,000 shares.

NOTE 7 – SUBSEQUENT EVENTS

From May 1, 2014 to September 2, 2014, the Company sold 2,210,000 shares for proceeds of $47,500.

On July 14, 2014, the Company entered into a one year agreement for website development and marketing services. In connection with this agreement, the Company issued 2,100,000 shares valued $0.05 per share or $105,000.

On July 28, 2014, the Company issued 1,000,000 shares for legal and other services rendered. These common shares were valued at $0.05 per share or $50,000.

On July 24, 2014, the Company amended its articles of incorporation to authorize 10,000,000 shares of authorized preferred shares with a par value of $0.001 per share, of which 1,000,000 shares were designated as Series A Preferred Stock. The holders of Series A Preferred will not be entitled to any dividends or distributions. The holders of Series A Preferred shall vote together with the holders of common stock as a single class on all matters submitted for a vote of holders of common stock and each share of Series A Preferred shall have voting rights equal to 200 shares of the Company’s common stock. In July, 2014, 1,000,000 shares of Series A Preferred were issued to the Company’s chief executive officer.

PROSPECTUS – SUBJECT TO COMPLETION DATED ___, 2014

ARAZU INCORPORATED

Selling shareholders are offering up to 4,460,000 shares of common stock. The selling shareholders will offer their shares at $.25 per share until our shares are quoted on the OTC Bulletin Board or Pink Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item

Amount

SEC Registration Fee

$

     137.17

Legal Fees and Expenses*

$

20,000.00

Accounting Fees and Expenses*

$

10,000.00

Miscellaneous*

$

  9,862.83

Total*

$

40,000.00

*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

From our inception on March 3, 2014, to present, we sold 4,310,000 common shares for cash consideration of $57,500 and issued 6,160,000 common shares for services to selling stockholders named in this registration statement. We used the cash proceeds from in the offering to pay Paul Clewlow, our sole officer and director, our consultants, David Lovatt and Elliot Polatoff and general operating expenses. None of the issuance involved underwriters, underwriting discounts, or commissions. We relied on Section 4 (2) of the Securities Act of 1933 as amended and Rule 506 (b) for the offers and sales of the Securities.

We believed these exemptions were available because:

•

we are not a blank check company;

•

we filed a Form D, Notice of Sales, with the SEC;

•

sales were not made by general solicitation or advertising;

•

all certificates had restrictive legends;

•

sales were made to persons with a pre-existing relationship to our chief executive officer and sole director, Paul Clewlow; and

•

sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although the investors represented they were accredited, we provided the following:

•

access to all our books and records.

•

access to all material contracts and documents relating to our operations.

•

the opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access. Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Common Stock Offering For Cash Consideration

On April 3, 2014, we sold 1,000,000 shares of our common stock to Elliot Polatoff for the price of $.005 per share or an aggregate of $5,000.

On April 3, 2014, we sold 1,000,000 shares of our common stock to David Lovatt for the price of $.005 per share or an aggregate of $5,000.

On May 28, 2014, we sold 500,000 shares of our common stock to Edith Polatoff for the price of $.01 per share or an aggregate of $2,000.

On July 16, 2014, we sold 200,000 shares of our common stock to Daniel Jenkins for the price of $.025 per share or an aggregate of $5,000. To date, Mr. Jenkins has paid us $2,000 and he owes us a balance of $3,000 for the shares he purchased.

On June 26, 2014, we sold 750,000 shares of our common stock to Sean Fulda for the price of $.01 per share or an aggregate of $7,500.

On July 7, 2014, we sold 100,000 shares of our common stock to David Rogers for the price of $.05 per share or an aggregate of $5,000. On July 21, 2014, we sold 200,000 common shares to David Rogers for the price of $.05 per shares or an aggregate of $10,000.

On July 7, 2014 we sold 100,000 shares of our common stock to Crystal Rogers for the price of $.05 per share or an aggregate of $5,000. On July 21, 2014, we sold 100,000 common shares to Crystal Rogers for the price of $.05 per shares or an aggregate of $5,000.

On July 11, 2014 we sold 40,000 shares of our common stock to Jerry Lee Guder at the price of $.05 per share or an aggregate of $2,000.

On July 14, 2014, we sold 40,000 shares of our common stock to Andrew Burden for the price of $.05 per share or an aggregate of $2,000.

On July 21, 2014, we sold 40,000 shares of our common stock to Dilip Patel for the price of $.05 per share or aggregate of $2,000.

On July 21, 2014, we sold 40,000 shares of our common stock to Calin Homa for the price of $.05 per share or aggregate of $2,000.

On July 23, 2014, we sold 200,000 shares of our common stock to Peter Barnes for the price of $.01 per share or aggregate of $2,000.

Shares for Services

On March 3, 2014, we issued 10,000,000 shares of our common stock to sole officer and director, Paul Clewlow for services rendered. We valued these shares at the price of $.0001 per share or an aggregate of $1,000. On July 18, 2014, we issued 1,000,000 Series A Preferred shares to Paul Clewlow in exchange for services rendered. We valued these shares at an aggregate of $1,000.

On March 3, 2014, we issued 1,020,000 shares of common stock to Elliot Polatoff for services rendered. We valued these shares at the price of $.0001 per share or an aggregate of $102.

On March 3, 2014, we issued 1,020,000 shares of our common stock to David Lovatt for services rendered. We valued these shares at the price of $.0001 per share or an aggregate of $102.

 On April 11, 2014, we issued 1,020,000 shares of our common stock to Carl Grant for services rendered. We valued these shares at the price of $.005 per share or an aggregate of $5,100.

On July 28, 2014, we issued 400,000 shares of our common stock to Hamilton & Associates Law Group, P.A. a Florida corporation controlled by Brenda Hamilton for legal services rendered to us. We valued these shares at $.05 per share or an aggregate of $20,000.  On July 28, 2014, we issued 400,000 and 200,000 shares to Todd Feinstein and Jonathan Dunsmoor respectively. We valued these shares at $.05 per share or an aggregate of $20,000 and $10,000, respectively.

On July 28, 2014, we issued 2,100,000 shares of our common stock to 2,100,000 Ditto Media Solution, a U.K. company controlled fifty percent (50%) by Jonathan Spruce and fifty percent (50%) by his spouse, Rebecca Spruce. We valued the shares at $.05 per share or an aggregate of $105,000.

EXHIBITS

Exhibit 3.1 Articles of Incorporation

Exhibit 3.2 Certification of Designation

Exhibit 3.3 Bylaws

Exhibit 4.1 Form of Subscription Agreement

Exhibit 5.1 Legal Opinion of Hamilton & Associates Law Group, P.A.

Exhibit 10.1 Agreement between Paul Clewlow and Arazu Incorporated

Exhibit 10.2 Agreement between David Lovatt and Azazu Incorporated

Exhibit 10.3 Agreement between Elliot Polatoff and Arazu Incorporated

Exhibit 10.4 Agreement between ExactRep Limited and Arazu Incorporated

Exhibit 10.5 Agreement between Carl Grant and Arazu Incorporated

Exhibit 10.6 Lease Agreement between Arazu Incorporated and Paul Clewlow

Exhibit 10.7 Agreement between Ditto Media Solutions and Arazu Incorporated

Exhibit 23.1 Consent of Malone Bailey LLP.

Exhibit 23.2 Consent of Hamilton & Associates Law Group, P.A. (included in Exhibit 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Warwickshire, England on September 3, 2014.

Arazu Incorporated

By:	/s/ Paul Clewlow
Paul Clewlow
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

NAME

TITLE

DATE

/s/ Paul Clewlow

President, Principal Executive Officer,

September 3, 2014

Paul Clewlow

Principal Financial Officer, Principal

       Accounting Officer, Director